Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Granted Membership in the Social Stock Exchange

Additional Listing Provides Greater Exposure in Preparation for Rapid European Expansion

TAMPA, FL – October 19, 2017 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today it has been approved as a member of the Social Stock Exchange following the ratification of its impact report by its independent Admissions Panel. The Social Stock Exchange provides access to Europe’s only regulated exchange dedicated to businesses and investors seeking to achieve a positive social and environmental impact through their activities. MagneGas will continue its listing on the NASDAQ in parallel to the listing on the Social Stock Exchange.

Ermanno Santilli CEO of MagneGas, commented, “We are honored to have been accepted for admission to the Social Stock Exchange, which provides us much greater exposure among European and global investors focused on companies with a measurable social or environmental impact. Our patented technology has the ability to deliver positive sustainable solutions that have a meaningful environmental impact in multiple industries including agriculture, metal cutting, energy and waste management. We look forward to connecting with like-minded investors and companies that share the mission of creating a more sustainable future.”

Scott Mahoney CFO of MagneGas, added, “The Social Stock Exchange is a very exclusive platform that grants us access to additional European investors that are focused on impact funding and alternative green technologies. This is a perfect fit for us as we continue to accelerate our business opportunities in Europe.”

About the Social Stock Exchange

The aim of the Social Stock Exchange is to help businesses connect with investors and unlock capital at scale.  All issuer member companies must meet a rigorous set of criteria before joining, including the publication of an Impact Report. The Social Stock Exchange has an agreement with NEX Exchange to operate the Social Stock Exchange branded market segment for impact businesses. The Social Stock Exchange Ltd (FRN: 625231) is an appointed representative of Kession Capital Limited (FRN: 582160) which is authorized and regulated by the Financial Conduct Authority (“FCA”) in the UK. NEX is a Recognized Investment Exchange operating a regulated market and a growth market and provides a secondary market trading facility.  NEX is supervised by the FCA.

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

The MagneGas IR App is now available for free in Apple's App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.